Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-130495, 333-131277, 333-135366 on Form S-8 of our report, dated July 20, 2006, appearing in this Annual Report on Form 10-KSB of CanWest Petroleum Corporation for the year ended April 30, 2006.

/s/ Pannell Kerr Forster

Registered with the Public Company Accounting Oversight Board as “Smythe Ratcliffe”
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada
July 21, 2006